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                                                                 Exhibit (h)(11)

                          NORTHERN INSTITUTIONAL FUNDS

                         ADDENDUM NO. 10 TO THE REVISED
                     AND RESTATED TRANSFER AGENCY AGREEMENT
                     --------------------------------------

     This Addendum, dated as of the 30th day of October, 2001 is entered into between Northern Institutional Funds (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated January 27, 1998, Addendum No. 6 dated March 31, 1998, Addendum No. 7 dated October 5, 1999, Addendum No. 8 dated March 1, 2001 and Addendum No. 9 dated July 31, 2001 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of shares in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and the Liquid Assets Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust and the Transfer Agent desire to change the choice of law provision in Section 19 of the Transfer Agency Agreement;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Amendment. The last sentence of Section 19 of the Transfer Agency
          ---------
          Agreement is hereby amended and restated as follows:

               This Transfer Agency Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 17 hereof which shall be construed in accordance with the laws of the State of Delaware) and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     2.   Miscellaneous. Except to the extent amended hereby, the Transfer
          -------------
          Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

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         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

                                            NORTHERN INSTITUTIONAL FUNDS

Attest:  /s/Diane Anderson                  By: /s/ Lloyd A. Wennlund
         -----------------                      ---------------------

                                            Name: Lloyd A. Wennlund

                                            Title: President


                                            THE NORTHERN TRUST COMPANY

Attest:  /s/Diane Anderson                  By: /s/ William A. Beldon III
         -----------------                      -------------------------

                                            Name: William A. Beldon III

                                            Title: Vice President